UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

Miromatrix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40518	33-0303583
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10399 West 70th Street
Eden Prairie, MN 55344
(Address of principal executive offices including zip code)

(952) 942-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock $0.00001 par value per share	MIRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors

Composition of the Board

On June 16, 2021, Peter Maag joined the Board of Directors of the Company (the “Board”). Additionally, Mark Wagner and Ronald Eibensteiner resigned from the Board on June 28, 2021. Messrs. Paul Buckman, John Erb, and Jeff Ross are already serving as directors of the Company. In addition, Mr. Buckman was appointed as Chairman of the Board. Messrs. Buckman, Erb, and Maag qualify as “independent directors” for purposes of serving on the Board and its committees under the applicable rules. The Board assigned each director to the classes listed below. In addition, the directors have been appointed to the Audit, Compensation and Nominating and Corporate Governance Committees of the Board as follows:

Name	Class	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Paul Buckman	III	X	X	X (Chair)
John Erb	II	X (Chair)	X	X
Peter Maag	I	X	X(Chair)	X
Jeff Ross	III

Each director has also entered into standard indemnification agreements with the Company, which provide for the standard indemnification and advancement of expenses to the fullest extent permitted by law consistent with the Company’s Amended and Restated Bylaws. The description of the indemnification agreements is intended to provide a general description only, is subject to the detailed terms and conditions of and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which was previously filed as Exhibit 10.28 to the Company’s Registration Statement dated May 28, 2021, and is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws.

In connection with the closing of the IPO, the Company amended and restated its Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) and amended and restated its Bylaws (the “Amended and Restated Bylaws”). The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 28, 2021 and became effective on June 28, 2021, and the Amended and Restated Bylaws became effective upon the Second Amended and Restated Certificate of Incorporation becoming effective. A description of the material terms of each can be found in the section of the Registration Statement entitled “Description of Capital Stock,” and is incorporated herein by reference. The descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01. Other Events

Copies of the press releases issued by the Company announcing the pricing of the IPO and the consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of Miromatrix Medical, Inc.

3.2	Amended and Restated Bylaws of Miromatrix Medical Inc.

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2021	Miromatrix Medical, Inc.

	By:	/s/ Jeff Ross
Jeff Ross
Chief Executive Officer